EXHIBIT 23.1
                                                                    ------------




            Consent of Independent Registered Public Accounting Firm






TSR, Inc.
Hauppauge, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file number 333-47531) of TSR, Inc. of our report dated July 31, 2006, except as to Note 9, which is as of August 29, 2006, relating to the consolidated financial statements and financial statement schedule, which is appearing in this annual report on Form 10-K.


                                               /s/ BDO Seidman, LLP


Melville, New York
September 11, 2006